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                                                                      EXHIBIT 21


                     SUBSIDIARIES OF DOLE FOOD COMPANY, INC.

There are no parents of the Registrant.

Registrant's consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

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                                                                                                          PERCENT OF OUTSTANDING
                                                                                   JURISDICTION OF           VOTING SECURITIES
                                                                                   INCORPORATION OR             OWNED AS OF
NAME OF SUBSIDIARY                                                                  ORGANIZATION              JANUARY 3, 2004
------------------                                                                  ------------              ---------------
Alppha Sideral S.A.                                                                  Costa Rica                    100%
Alyssum Corporation                                                                  California                    100%
Baltime, Limited                                                                       Bermuda                     100%
Bananapuerto Puerto Bananero S.A.                                                      Ecuador                     100%
Blue Anthurium, Inc.                                                                   Hawaii                      100%
Bud Antle, Inc.                                                                      California                    100%
Calicahomes, Inc.                                                                    California                    100%
Cartones San Fernando S.A.                                                              Chile                      100%
Castle & Cooke Worldwide Limited                                                      Hong Kong                    100%
Cerulean, Inc.                                                                         Hawaii                      100%
Cookstown Financial, Limited                                                           Bermuda                     35%
Dole Chile S.A.                                                                         Chile                      96%
Dole Comercializacion, S.A.                                                             Spain                      100%
Dole Deutschland GmbH                                                                  Germany                     100%
Dole Diversified, Inc.                                                                 Hawaii                      100%
Dole Dried Fruit and Nut Company, a California general partnership                   California                    100%
Dole Europe B.V.                                                                     Netherlands                   100%
Dole Europe Company                                                                   Delaware                     100%
Dole Foreign Holdings, Inc.                                                            Bermuda                     100%
Dole France S.A.S.                                                                     France                      100%
Dole Fresh Flowers, Inc.                                                              Delaware                     100%
Dole Fresh Fruit Company                                                               Nevada                      100%
Dole Fresh Fruit Europe OHG                                                            Germany                     100%
Dole Fresh Fruit International, Inc.                                                   Panama                      100%
Dole Fresh Fruit International, Limited                                                Liberia                     100%
Dole Fresh Vegetables, Inc.                                                          California                    100%
Dole Holdings, Inc.                                                                    Nevada                      100%
Dole Italia s.p.a.                                                                      Italy                      100%
Dole Japan, Ltd.                                                                        Japan                      100%
Dole Ocean Cargo Express, Inc.                                                         Nevada                      100%
Dole Orland, Inc.                                                                    California                    100%
Dole Philippines, Inc.                                                               Philippines                   100%
Dole Thailand Limited                                                                 Thailand                     64%
Inversiones del Pacifico S.A.                                                           Chile                      100%
Inversiones y Valores Montecristo, S.A.                                               Honduras                     100%
La Petite d'Agen, Inc.                                                                 Hawaii                      100%
Lindero Headquarters Company, Inc.                                                   California                    100%
M K Development, Inc.                                                                  Hawaii                      100%
Muscat, Inc.                                                                           Hawaii                      100%
Paul Kempowski GmbH & Co. KG                                                           Germany                     100%
Productora Cartonera, S.A.                                                             Ecuador                     100%
Saba Fresh Cuts AB                                                                     Sweden                      100%
Saba Frukt & Gront AB, Helsingborg                                                     Sweden                      100%
Saba Trading AB                                                                        Sweden                      60%
Saba Trading Holding AB                                                                Sweden                      100%
Singletree Corp.                                                                       Panama                      100%
Soleil Holding France S.A.                                                             France                      100%
Solvest, Ltd.                                                                          Bermuda                     100%
Standard Fruit Company                                                                Delaware                     100%
Standard Fruit Company (Bermuda) Ltd.                                                  Bermuda                     100%
Standard Fruit Company de Costa Rica, S.A.                                           Costa Rica                    100%
Standard Fruit De Honduras, S.A.                                                      Honduras                     100%
Union de Bananeros Ecuatorianos, S.A.                                                  Ecuador                     100%
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